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                                                                    EXHIBIT 10.3

                            AMENDMENT NO. 1 TO THE
                           1978 STOCK OPTION PLAN OF
                         COMPUTER SCIENCES CORPORATION


          Subparagraph (e) of Paragraph (6) of the 1978 Stock Option Plan of Computer Sciences Corporation is hereby amended to read in its entirety as follows:

          "(e)  Exercise of Options. Each option shall be  exercisable during
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the lifetime of an option holder, only  by the option holder or a court appointed representative in the event of an option holder's incapacity. In the event of termination of employment of an option holder because of death, any option may, prior to cancellation or expiration of such option, be exercised in whole or in part by any person empowered to do so under any deceased option holder's will or under the then applicable laws of descent and distribution. Any exercisable option may be exercised in whole or in part; provided, however, the Company shall not be required to issue fractional shares. Subject to the foregoing, all or any part of the shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the term of the option in addition to other shares with respect to which the right to purchase has accrued. An option may be exercised only by delivery to the Secretary or the Corporate Controller of the Company, in a manner prescribed by the Committee, of a notice in writing (an "Exercise Notice") stating that such option or a specified part thereof is exercised. The purchase price on each exercise of an option shall be the option price times the number of shares with respect to which such option or part thereof is exercised. Except as hereinafter provided with respect to option holders who exercise options prior to termination of employment with the Company, the purchase price shall be paid in cash or by certified or cashier's check accompanying the Exercise Notice. If the option is exercised by an option holder prior to termination of employment with the Company, he or she may elect in the Exercise Notice not to pay the entire purchase price pursuant to the preceding sentence but instead to pay the purchase price for shares with respect to which the option is exercised, in whole or in part, by the surrender to the Company of outstanding whole shares of the Company's common stock of the same class and of an aggregate value not exceeding the total purchase price for shares with respect to which the option is exercised, in which case the excess of such total purchase price over the value of the whole shares so surrendered shall be paid in cash or by certified or cashier's check accompanying the Exercise
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Notice. If such option holder so elects to surrender whole shares of the
Company's common stock in payment of all or any portion of the purchase price, certificates evidencing common stock so surrendered, properly endorsed or assigned to the Company, shall accompany the Exercise Notice. Such stock will be valued for this purpose at a price equal to the closing price on the New
York Stock Exchange on the date that he Exercise Notice is delivered. The election to pay the purchase price in whole or in part by the surrender of out standing whole shares of the Company's Common Stock is available to such option holder provided that such Exercise Notice is delivered on a day on which the New York Stock Exchange is open for business and that the Company's common stock has not been suspended from trading at any time during that day. The obligation of the Company to issue shares upon exercise of an option is subject to the provisions of paragraph 7 below and to compliance with all applicable requirements of law with respect to the issuance and sale of such shares."


        The foregoing amendment to the 1978 Stock Option Plan of Computer Sciences Corporation was adopted as of November 8, 1980, by unanimous resolution of the Board of Directors of Computer Sciences Corporation.



                                         President



                                         Secretary
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                            AMENDMENT NO. 2 TO THE

                           1978 STOCK OPTION PLAN OF

                         COMPUTER SCIENCES CORPORATION



      Subparagraph (d) of Paragraph 6 of the 1978 Stock Option Plan of Computer Sciences Corporation is hereby amended to read in its entirety as follows:


"(d) Termination of Exercisability. Upon the first to occur of the following events, each then unexercised option or part thereof shall expire: (i) ten years plus thirty days from the date such option was granted; or (ii) the date of termination of employment for any reason whatsoever. However, in the event of termination of employment by reason of death or permanent disability, any unexercised option which was exercisable on the date of termination of employment may, within one year, be exercised in full or in part by such holder or, in the case of death, by any person empowered to do so under the deceased option holder's will or under the then applicable laws of descent and distribution."



The foregoing Amendment to the 1978 Stock Option Plan of Computer Sciences Corporation was adopted as of April 9, 1984 by unanimous resolution of the Board of Directors of Computer Sciences Corporation.



                                   President



                                           Secretary